Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes Oxley Act of 2002

I, Gordon R. Arnold, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i.  The Quarterly Report on Form 10-Q of Sierra Monitor Corporation for the quarterly period ended March 31, 2010  fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

ii. The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Monitor Corporation.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sierra Monitor Corporation and will be retained by Sierra Monitor Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 12, 2010	By: /s/ Gordon R. Arnold
Gordon R. Arnold
Chief Executive Officer
Chief Financial Officer